Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

I consent to the reference to my firm under the caption “Experts” and to the use of my report dated June 30, 1999 on W. N. Rushwood, Inc., d.b.a. Hayden Precision Industries included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-76842) incorporated by reference into this Registration Statement on Form S-1 and related prospectus, filed under Rule 462(b) by MedSource Technologies, Inc. for the registration of its common stock.

/s/ James E. Yochum, CPA

West Seneca, New York
March 27, 2002